Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young
Media Relations
617-444-3913	Sandy Smith
jyoung@akamai.com	Investor Relations
617-444-2804
Caryn Brownell	ssmith@akamai.com
Media Relations
617-444-2524
cbrownel@akamai.com

Akamai to Acquire Speedera Networks

Company to host conference call today at 8:45 a.m. EST

CAMBRIDGE, MA and SANTA CLARA, CA – March 15, 2005 – Akamai Technologies, Inc. (NASDAQ: AKAM) and Speedera Networks Inc. announced today that the two companies have signed a definitive agreement for Akamai to acquire Speedera in a stock-for-stock merger transaction. The acquisition is expected to be accretive on a normalized, diluted per share basis* within the first twelve months after the transaction closes. The closing of the transaction, which is subject to customary closing conditions including regulatory approvals and the approval of Speedera’s stockholders, is expected to occur in the second quarter of 2005.

The acquisition of Speedera is expected to enable Akamai to better compete against larger managed services vendors. Akamai and Speedera provide businesses with a cost-effective, distributed platform for accessing Web computing and capacity on demand worldwide without having to make significant upfront investments in infrastructure. The acquisition also will provide customers with a broader suite of services available on the world’s largest, high-performance distributed computing platform for the delivery and acceleration of Web content and applications.

As businesses and government agencies strive for a more dynamic and interactive presence on the Web, and as they migrate more business processes online, leading technology analysts have identified that the demand for outsourced content and applications acceleration solutions will continue to expand. To compete online, enterprises must ensure that their customers, suppliers and partners receive a fast, reliable, scalable and secure Web experience.

“The combination of Akamai and Speedera will provide customers with the best attributes of both companies,” said Paul Sagan, president and CEO-elect of Akamai. “Akamai and Speedera are customer-focused companies that emphasize leading-edge technology development to help businesses and government agencies to deliver more effective, higher performing, and lower cost Websites and online applications. We believe that this combination will benefit our customers, employees and shareholders.”

Akamai was founded in 1998, and Speedera was founded in 1999.

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“My colleagues and I at Speedera are very proud of what we have accomplished since the company’s founding,” said Ajit Gupta, president and CEO of Speedera Networks. “We have built a global network, acquired hundreds of customers, and delivered great services that make it possible for our customers to operate more successful online businesses. When we join forces with Akamai, our customers will have access to an even larger, global network and a wider portfolio of leading-edge services supported by a combination of the most experienced teams in the industry.”

Under terms of the agreement, Akamai will acquire all of the outstanding common stock, preferred stock, and vested and unvested stock options of Speedera and its India-based, wholly-owned subsidiary by issuing approximately 12 million shares of Akamai common stock, which implies the transaction was valued at approximately $130 million based on the closing sale price of Akamai’s common stock as reported on the Nasdaq Stock Market on March 15, 2005, the day the merger agreement was signed. The merger transaction is designed to be effected as a tax-free reorganization for Speedera stockholders and is expected to be accounted for by Akamai under the purchase method of accounting. All pending litigation between the two companies is stayed upon signing of the deal and will be formally dismissed when and if the deal is closed.

Conference call scheduled tomorrow for 8:45 a.m. Eastern Time
Akamai will host a conference call to discuss the acquisition of Speedera Networks tomorrow, March 16, 2005 at 8:45 a.m. Eastern time, that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 4835686.

About Speedera Networks

Speedera Networks, Inc. is a leading global provider of distributed application hosting and content delivery services. The company’s SpeedSuite family of services provides on-demand services that cost-effectively solve the performance, scalability, availability and security problems of distributed applications and Web sites. Speedera’s edge delivery network is deployed in the Americas, Europe and the Asia-Pacific region, with connectivity to over 1,000 carrier networks, controlled by a patented global traffic management system.

About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. More than 1,300 organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

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* In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including normalized EPS. Akamai defines “normalized net income (loss)” as net income (loss) before amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, and loss on early extinguishment of debt. Akamai considers normalized net income (loss) to be another important indicator of the overall performance of the company because it eliminates the effects of events that are either not part of the company’s core operations or are non-cash.

We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

Akamai’s guidance as to the expected impact that the acquisition will have on Akamai’s earnings per share is only provided on a normalized basis. It is not feasible to provide the expected impact that the acquisition will have on a GAAP basis because the items excluded are difficult to predict and estimate and are primarily dependent on future events, such as the determination of the portion of the purchase price attributable to identifiable intangible assets and the amortization thereof and decisions concerning the location and timing of facility consolidations.

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The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about the anticipated closing of the acquisition and the expected future business and financial performance of Akamai resulting from and following the acquisition. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, material adverse changes in the financial conditions or operations of Speedera, substantial delay in the expected closing of the proposed merger, inability to secure all regulatory and stockholder approvals necessary to effect the proposed merger and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.